Exhibit 99.1

NEWS RELEASE

800 Cabin Hill Drive, Greensburg, PA 15601-1650

Media contact:	Investor contact:
David Neurohr	Max Kuniansky
Director, External Communications	Executive Director, Investor Relations
Phone: (724) 838-6020	and Corporate Communications
Media Hotline: 1-888-233-3583	Phone: (724) 838-6895
E-mail: dneuroh@alleghenyenergy.com	E-mail: mkunian@alleghenyenergy.com

FOR IMMEDIATE RELEASE

Allegheny Energy Reports First Quarter 2010 Financial Results

GREENSBURG, Pa., May 5, 2010 — Allegheny Energy, Inc. (NYSE: AYE) today reported financial results for the first quarter of 2010.

Consolidated Net Income Attributable to Allegheny Energy, Inc.

	$ millions		Per share
Three Months Ended March 31	2010	2009	2010	2009
GAAP	$88.2	$133.9	$0.52	$0.79
Adjusted	102.9	114.1	0.61	0.67

Adjusted net income for the first quarter of 2010 excludes unrealized pre-tax losses of $10.9 million from economic hedges that do not qualify for hedge accounting and $13.2 million of pre-tax expenses related to the proposed merger with FirstEnergy Corp. Adjusted net income for the first quarter of 2009 excludes a net unrealized pre-tax gain of $32.4 million on economic hedges.

Adjusted net income is a non-GAAP financial measure. For information on the calculation of adjusted net income for all periods, see the attached reconciliations of non-GAAP financial measures.

“Both merchant generation and regulated operations earned a solid profit during the quarter, but earnings were down due to nearly $30 million of costs incurred for the biggest storm-related service restoration in our history,” said Paul J. Evanson, Chairman, President and Chief Executive Officer of Allegheny Energy. “Transmission expansion contributed to earnings and retail electricity sales grew, the first year-over-year increase in two years. Going forward, we remain focused on the fundamentals of running our business well and completing our proposed merger with FirstEnergy.”

First Quarter Consolidated Results

Adjusted net income for the first quarter of 2010 decreased by $11.2 million compared with the same period in 2009. Key factors contributing to the results include:

•

Adjusted operating revenues increased by $135.0 million compared to the first quarter of 2009, reflecting increased transmission expansion and capacity revenues, power hedges and higher rates in West Virginia for fuel and purchased power costs. Generation output increased, but this improvement was offset by lower power prices.

•	Fuel expense increased by $58.9 million due to higher coal prices, increased generation output and higher costs associated with new scrubber operations.

•	Purchased power costs increased by $15.0 million, primarily due to increased purchases from third parties to serve Maryland and Virginia customers.

•	Deferred energy cost income decreased by $25.0 million, largely due to the timing of fuel and purchased power cost recovery in West Virginia.

•

Adjusted operations and maintenance expense increased by $38.3 million, reflecting costs of $29.3 million to restore service following severe winter weather in February 2010, and an adjustment to employee benefit plan liabilities.

•	Depreciation increased by $11.4 million, primarily due to placing scrubber equipment in service at the Hatfield’s Ferry and Fort Martin power plants in 2009.

•

Interest expense increased by $19.6 million, primarily reflecting a decrease in capitalized interest due to placing scrubber equipment in service and higher interest costs to finance transmission expansion.

•

Adjusted income tax expense decreased by $23.1 million, due to lower pre-tax income and a lower effective tax rate. In the first quarter of 2009, the company recorded a non-cash charge of $9.5 million reflecting lower estimated future benefits from net operating loss carryforwards under Pennsylvania tax rules.

Adjusted EBITDA for the first quarter of 2010 was $324.9 million, a decrease of $3.3 million compared to the same quarter of the prior year. EBITDA and adjusted EBITDA are non-GAAP financial measures. Details on the calculation of EBITDA and adjusted EBITDA, as well as reconciliations of these financial measures to net income, are attached to this release.

First Quarter Segment Results

Net Income Attributable to Allegheny Energy, Inc.

Three Months Ended March 31

($ millions)

	2010	2009	Decrease
Merchant Generation:
GAAP	$42.5	$79.9	$(37.4)
Adjusted	51.0	60.1	(9.1)

Regulated Operations:
GAAP	$45.5	$53.8	$(8.3)
Adjusted	51.7	53.8	(2.1)

Adjusted net income for the Merchant Generation segment in 2010 and 2009 excludes net unrealized gains and losses from economic hedges that do not qualify for hedge accounting. Adjusted net income for both segments for 2010 excludes merger costs. There were no adjustments for the Regulated Operations segment in 2009.

Merchant Generation: Adjusted net income decreased by $9.1 million compared to the same period a year earlier. Results were adversely impacted by lower market prices, higher fuel costs reflecting higher coal prices and increased generation output, and higher interest and depreciation expense due to placing scrubber equipment in service. These negative factors were partially offset by power hedges, increased capacity revenues and lower income taxes. In the first quarter of 2009, income taxes reflected the $9.5 million non-cash charge previously mentioned.

Regulated Operations: Adjusted net income decreased by $2.1 million compared to the same period a year earlier. Results were adversely impacted by higher operations and maintenance expense, primarily due to storm restoration efforts in February, partially offset by increased retail sales and higher revenue from transmission expansion.

Reconciliation of Non-GAAP Financial Measures

This news release includes presentation of adjusted net income, EBITDA, adjusted EBITDA and other non-GAAP financial measures as defined in the Securities and Exchange Commission’s Regulation G.

Management believes that presenting these additional financial measures provide investors with a more complete understanding of the core results and underlying trends from which to consider past performance and prospects for the future. These financial measures should not be considered in isolation or viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of operating performance or liquidity.

Pursuant to the requirements of Regulation G, tables are attached that reconcile non-GAAP financial measures in this document to the most directly comparable GAAP measure.

Investor Conference Call

Allegheny Energy will discuss these results in a live Internet broadcast at 1:00 p.m. Eastern Daylight Time on Wednesday, May 5, 2010. To listen, visit www.alleghenyenergy.com. Slides to be used in the Webcast presentation will be available at www.alleghenyenergy.com several hours prior to the broadcast. A taped replay will be available after the live broadcast.

Allegheny Energy

Headquartered in Greensburg, Pa., Allegheny Energy is an investor-owned electric utility with total annual revenues of over $3 billion and more than 4,000 employees. The company owns and operates generating facilities and delivers low-cost, reliable electric service to 1.6 million customers in Pennsylvania, West Virginia, Maryland and Virginia. For more information, visit the company’s Web site at www.alleghenyenergy.com.

Forward-Looking Statements

In addition to historical information, this release may contain a number of “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Words such as anticipate, expect, project, intend, plan, believe, and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These include statements with respect to: rate regulation and the status of retail generation service supply competition in states served by Allegheny Energy’s distribution business, Allegheny Power; financing plans; demand for energy and the cost and availability of raw materials, including coal; provider-of-last-resort and power supply contracts; results of litigation; results of operations; internal controls and procedures; capital expenditures; status and condition of plants and equipment; capacity purchase commitments; and regulatory matters. Forward-looking statements involve estimates, expectations and projections and, as a result, are subject to risks and uncertainties. There can be no assurance that actual results will not materially differ from expectations. Actual results have varied materially and unpredictably from past expectations. Factors that could cause actual results to differ materially include, among others, the following: plant performance and unplanned outages; changes in the price of power and fuel for electric generation; general economic and business conditions; changes in access to capital markets and actions of rating agencies; complications or other factors that render it difficult or impossible to obtain necessary lender consents or regulatory authorizations on a timely basis; environmental regulations; the results of regulatory proceedings, including proceedings related to rates; changes in industry capacity, development and other activities by Allegheny Energy’s competitors; changes in the weather and other natural phenomena; changes in customer switching behavior and their resulting effects on existing and future load requirements; changes in the underlying inputs and assumptions, including market conditions used to estimate the fair values of commodity contracts; changes in laws and regulations applicable to Allegheny Energy, its markets or its activities; the loss of any significant customers or suppliers; dependence on other electric transmission and gas transportation systems and their constraints or availability; inflationary and interest rate trends changes in market rules, including changes to PJM participant rules and tariffs; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies and accounting issues facing our organization; and the continuing effects of global instability, terrorism and war. Additional risks and uncertainties are identified and discussed in Allegheny Energy’s reports filed with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this document. Allegheny Energy undertakes no obligation to update its forward-looking statements to reflect events or circumstances after the date of this release.

-###-

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

	Three Months Ended March 31,
(In millions, except per share amounts)	2010	2009
Operating revenues	$1,048.9	$957.2

Operating expenses:
Fuel	317.9	259.0
Purchased power and transmission	148.9	133.9
Deferred energy costs, net	8.0	(17.0)
Operations and maintenance	218.7	167.2
Depreciation and amortization	79.9	68.5
Taxes other than income taxes	57.0	55.8

Total operating expenses	830.4	667.4

Operating income	218.5	289.8
Other income (expense), net	2.4	2.5
Interest expense	76.9	57.3

Income before income taxes	144.0	235.0
Income tax expense	55.8	100.9

Net income	88.2	134.1
Net income attributable to noncontrolling interest	—	(0.2)

Net income attributable to Allegheny Energy, Inc.	$88.2	$133.9

Earnings per common share attributable to Allegheny Energy, Inc.:
Basic	$0.52	$0.79
Diluted	$0.52	$0.79

Average common shares outstanding:
Basic	169.7	169.4
Diluted	170.1	169.9

Dividends per common share	$0.15	$0.15

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(unaudited)

(In millions)	March 31, 2010	December 31, 2009
ASSETS

Current Assets:
Cash and cash equivalents	$185.9	$286.6
Accounts receivable:
Customer	271.2	188.2
Unbilled utility revenue	98.0	116.4
Wholesale and other	46.5	64.4
Allowance for uncollectible accounts	(15.5)	(14.0)
Materials and supplies	112.2	110.6
Fuel	187.7	206.4
Deferred income taxes	39.0	81.5
Prepaid taxes	87.6	48.4
Collateral deposits	20.1	20.8
Derivative assets	24.4	4.6
Restricted funds	16.8	25.9
Regulatory assets	129.0	132.7
Assets held for sale	39.1	32.4
Other	37.3	40.4

Total current assets	1,279.3	1,345.3

Property, Plant and Equipment:
Generation	7,513.5	7,469.4
Transmission	1,312.6	1,313.2
Distribution	3,823.0	3,784.4
Other	439.1	440.7
Accumulated depreciation	(5,160.0)	(5,104.9)

Subtotal	7,928.2	7,902.8
Construction work in progress	912.7	800.6
Property, plant and equipment held for sale, net	257.3	253.7

Total property, plant and equipment, net	9,098.2	8,957.1

Other Noncurrent Assets:
Regulatory assets	723.7	717.3
Goodwill	367.3	367.3
Restricted funds	45.9	60.2
Investments in unconsolidated affiliates	44.1	26.7
Derivative assets	36.7	—
Other	105.0	115.2

Total other noncurrent assets	1,322.7	1,286.7

Total Assets	$11,700.2	$11,589.1

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS (Continued)

(unaudited)

	March 31,	December 31,
(In millions, except share amounts)	2010	2009
LIABILITIES AND EQUITY
Current Liabilities:
Long-term debt due within one year	$167.0	$140.8
Accounts payable	412.7	411.4
Accrued taxes	65.8	87.3
Payable to PJM for FTRs	24.9	31.7
Derivative liabilities	7.8	24.4
Regulatory liabilities	20.9	37.4
Accrued interest	89.7	68.3
Security deposits	52.5	51.0
Liabilities associated with assets held for sale	8.9	10.1
Other	108.8	123.2

Total current liabilities	959.0	985.6

Long-term Debt	4,397.7	4,417.0

Deferred Credits and Other Liabilities:
Derivative liabilities	5.8	6.7
Income taxes payable	87.6	85.7
Investment tax credit	61.0	61.6
Deferred income taxes	1,537.2	1,501.3
Regulatory liabilities	468.8	461.2
Pension and other postretirement employee benefit plan liabilities	619.2	597.4
Adverse power purchase commitment	109.9	114.4
Liabilities associated with assets held for sale	51.2	53.1
Other	176.8	177.0

Total deferred credits and other liabilities	3,117.5	3,058.4

Equity:
Common stock - $1.25 par value per share, 260 million shares authorized and 169,629,317 and 169,620,917 shares issued at March 31, 2010 and December 31, 2009, respectively	212.0	212.0
Other paid-in capital	1,974.1	1,970.2
Retained earnings	1,085.5	1,022.7
Treasury stock at cost - 51,313 shares at March 31, 2010 and December 31, 2009, respectively	(1.8)	(1.8)
Accumulated other comprehensive loss	(43.8)	(89.9)

Total Allegheny Energy, Inc. common stockholders’ equity	3,226.0	3,113.2
Noncontrolling interest	—	14.9

Total equity	3,226.0	3,128.1

Total Liabilities and Equity	$11,700.2	$11,589.1

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

SEGMENT STATEMENTS OF INCOME

(unaudited)

	Three Months Ended March 31, 2010
(In millions)	Merchant Generation	Regulated Operations	Eliminations	Total
Operating revenues	$462.6	$961.0	$(374.7)	$1,048.9

Operating expenses:
Fuel	234.4	83.5	—	317.9
Purchased power and transmission	9.6	512.6	(373.3)	148.9
Deferred energy costs, net	—	8.0	—	8.0
Operations and maintenance	66.0	154.1	(1.4)	218.7
Depreciation and amortization	32.2	48.1	(0.4)	79.9
Taxes other than income taxes	13.2	43.8	—	57.0

Total operating expenses	355.4	850.1	(375.1)	830.4

Operating income	107.2	110.9	0.4	218.5
Other income (expense), net	0.6	5.0	(3.2)	2.4
Interest expense	36.0	41.6	(0.7)	76.9

Income before income taxes	71.8	74.3	(2.1)	144.0
Income tax expense	27.0	28.8	—	55.8

Net income	44.8	45.5	(2.1)	88.2
Net income attributable to noncontrolling interest	(2.3)	—	2.3	—

Net income attributable to Allegheny Energy, Inc.	$42.5	$45.5	$0.2	$88.2

	Three Months Ended March 31, 2009
(In millions)	Merchant Generation	Regulated Operations	Eliminations	Total
Operating revenues	$455.6	$857.9	$(356.3)	$957.2

Operating expenses:
Fuel	185.4	73.6	—	259.0
Purchased power and transmission	9.4	479.4	(354.9)	133.9
Deferred energy costs, net	—	(17.0)	—	(17.0)
Operations and maintenance	62.0	106.6	(1.4)	167.2
Depreciation and amortization	23.8	45.2	(0.5)	68.5
Taxes other than income taxes	12.8	43.0	—	55.8

Total operating expenses	293.4	730.8	(356.8)	667.4

Operating income	162.2	127.1	0.5	289.8
Other income (expense), net	0.7	4.6	(2.8)	2.5
Interest expense	17.9	39.6	(0.2)	57.3

Income before income taxes	145.0	92.1	(2.1)	235.0
Income tax expense	62.8	38.1	—	100.9

Net income	82.2	54.0	(2.1)	134.1
Net income attributable to noncontrolling interest	(2.3)	(0.2)	2.3	(0.2)

Net income attributable to Allegheny Energy, Inc.	$79.9	$53.8	$0.2	$133.9

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

CONSOLIDATED DATA FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009

(in millions, except per share data)

(unaudited)

THREE MONTHS ENDED MARCH 31, 2010	INCOME BEFORE INCOME TAXES	NET INCOME ATTRIBUTABLE TO ALLEGHENY ENERGY, INC.	DILUTED EARNINGS PER SHARE

Calculation of Adjusted Income:
Income - GAAP Basis	$144.0	$88.2	$0.52

Adjustments:
Net unrealized loss associated with economic hedges[1]	10.9	6.6
Expense associated with the planned merger[2]	13.2	8.1

Adjusted Income	$168.1	$102.9	$0.61

Calculation of Adjusted EBITDA:
Net Income attributable to Allegheny Energy, Inc. - GAAP basis		$88.2
Interest expense		76.9
Income tax expense		55.8
Depreciation and amortization		79.9

EBITDA		300.8
Net unrealized loss associated with economic hedges[1]		10.9
Expense associated with the planned merger[2]		13.2

Adjusted EBITDA		$324.9

THREE MONTHS ENDED MARCH 31, 2009	INCOME BEFORE INCOME TAXES	NET INCOME ATTRIBUTABLE TO ALLEGHENY ENERGY, INC.	DILUTED EARNINGS PER SHARE

Calculation of Adjusted Income:
Income - GAAP Basis	$235.0	$133.9	$0.79

Adjustments:
Net unrealized gain associated with economic hedges[1]	(32.4)	(19.8)

Adjusted Income	$202.6	$114.1	$0.67

Calculation of Adjusted EBITDA:
Net Income attributable to Allegheny Energy, Inc. - GAAP basis		$133.9
Interest expense		57.3
Income tax expense		100.9
Depreciation and amortization		68.5

EBITDA		360.6
Net unrealized gain associated with economic hedges[1]		(32.4)

Adjusted EBITDA		$328.2

See accompanying Notes to Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

SEGMENT DATA FOR THE THREE MONTHS ENDED MARCH 31, 2010 AND 2009

(in millions)

(unaudited)

	MERCHANT GENERATION		REGULATED OPERATIONS
THREE MONTHS ENDED MARCH 31, 2010	INCOME BEFORE INCOME TAXES	NET INCOME ATTRIBUTABLE TO ALLEGHENY ENERGY, INC.	INCOME BEFORE INCOME TAXES	NET INCOME ATTRIBUTABLE TO ALLEGHENY ENERGY, INC.

Calculation of Adjusted Income:
Income - GAAP Basis	$71.8	$42.5	$74.3	$45.5

Adjustments:
Net unrealized loss associated with economic hedges[1]	10.9	6.6	—	—

Expense associated with the planned merger[2]	3.1	1.9	10.1	6.2

Adjusted Income	$85.8	$51.0	$84.4	$51.7

Calculation of Adjusted EBITDA:
Net income attributable to Allegheny Energy, Inc. - GAAP basis		$42.5		$45.5
Interest expense		36.0		41.6
Income tax expense		27.0		28.8
Depreciation and amortization		32.2		48.1

EBITDA		137.7		164.0
Net unrealized loss associated with economic hedges[1]		10.9		—
Expense associated with the planned merger[2]		3.1		10.1

Adjusted EBITDA		$151.7		$174.1

	MERCHANT GENERATION		REGULATED OPERATIONS
THREE MONTHS ENDED MARCH 31, 2009	INCOME BEFORE INCOME TAXES	NET INCOME ATTRIBUTABLE TO ALLEGHENY ENERGY, INC.	INCOME BEFORE INCOME TAXES	NET INCOME ATTRIBUTABLE TO ALLEGHENY ENERGY, INC.

Calculation of Adjusted Income:
Income/(loss) - GAAP Basis	$145.0	$79.9	$92.1	$53.8

Adjustments:
Net unrealized gain associated with economic hedges[1]	(32.4)	(19.8)	—	—

Adjusted Income	$112.6	$60.1	$92.1	$53.8

Calculation of Adjusted EBITDA:
Net income/(loss) attributable to Allegheny Energy, Inc. - GAAP basis		$79.9		$53.8
Interest expense		17.9		39.6
Income tax expense		62.8		38.1
Depreciation and amortization		23.8		45.2

EBITDA		184.4		176.7
Net unrealized gain associated with economic hedges[1]		(32.4)		—

Adjusted EBITDA		$152.0		$176.7

See accompanying Notes to Reconciliation of Non-GAAP Financial Measures

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(in millions)

(unaudited)

ADJUSTED OPERATING REVENUE	THREE MONTHS ENDED MAR 31, 2010	THREE MONTHS ENDED MAR 31, 2009
Operating revenue:
As reported	$1,048.9	$957.2

Net unrealized (gain)/loss associated with economic hedges[1]	10.9	(32.4)

As Adjusted	$1,059.8	$924.8

ADJUSTED OPERATIONS AND MAINTENANCE EXPENSE	THREE MONTHS ENDED MAR 31, 2010	THREE MONTHS ENDED MAR 31, 2009
Operations and maintenance expense:
As reported	$218.7	$167.2

Expense associated with the planned merger[2]	(13.2)	—

As Adjusted	$205.5	$167.2

ADJUSTED INCOME TAXES	THREE MONTHS ENDED MAR 31, 2010	THREE MONTHS ENDED MAR 31, 2009
Income taxes:
As reported	$55.8	$100.9

Income taxes related to net unrealized gain/(losses) associated with economic hedges[1]	4.3	(12.6)
Income taxes related to expense associated with the planned merger[2]	5.1	—

As Adjusted	$65.2	$88.3

See accompanying Notes to Reconciliation of Non-GAAP Financial Measures

NOTES TO RECONCILIATION OF NON-GAAP FINANCIAL MEASURES:

(1)	Adjustments relating to certain unrealized gains/(losses) included in GAAP operating revenues:

	THREE MONTHS ENDED MAR 31, 2010	THREE MONTHS ENDED MAR 31, 2009
Financial transmission rights	$0.1	$21.2
Power hedges	(5.1)	(9.1)
Hedging strategy relating to a natural gas transportation contract	(5.9)	20.3

Total adjustments	$(10.9)	$32.4

(2)	In February, 2010, Allegheny Energy, Inc. and FirstEnergy Corp. entered into an Agreement and Plan of Merger. Incremental merger costs are included in GAAP operations and maintenance expense.

ALLEGHENY ENERGY, INC. AND SUBSIDIARIES

OPERATING STATISTICS

(unaudited)

Three Months Ended March 31,

	2010	2009	Change

REGULATED OPERATIONS
Retail electricity sales (thousand MWh):
Residential	5,256	5,243	0.2%
Commercial	2,823	2,775	1.7%
Industrial and other	3,721	3,513	5.9%
Total	11,800	11,531	2.3%
Usage per customer (KWh):
Residential	3,833	3,836	-0.1%
Commercial	15,101	14,951	1.0%
Industrial	134,958	128,380	5.1%
Regulated generation (thousand MWh):
Supercritical coal	2,484	2,471	0.5%
Other coal	223	147	51.7%
Hydro and other	120	101	19.0%
Total	2,827	2,719	4.0%

MERCHANT GENERATION
Generation (thousand MWh):
Supercritical coal	7,158	6,451	11.0%
Other coal	814	571	42.6%
Gas	90	83	8.4%
Hydro and other	346	283	22.3%
Total	8,408	7,388	13.8%
Net capacity factor:
Supercritical coal	74%	67%	7.0%
All coal	70%	62%	8.0%
Equivalent availability factor:
Supercritical coal	81%	79%	2.0%
All coal	83%	80%	3.0%

DEGREE DAYS
Heating	2,766	2,760	0.2%
Cooling	0	2	NM *

*	Not meaningful